UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Thomas & Betts Corporation
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Set forth below are copies of the following transcripts first used or distributed by Thomas & Betts Corporation (“Thomas & Betts”) after 5:30 p.m. on February 9, 2012, relating to the proposed merger of Thomas & Betts and a subsidiary of ABB Ltd:
•	Transcript of Interview with Joe Hogan; and
•	Transcript of Interview with Tarak Mehta.

Transcription of Interview:

Joe Hogan

Malcolm:	Joe, thanks very much for your time. What or who is ABB?

Joe:
Malcolm, I should ask you!  I have been here three and a half years now, so I think I have a pretty good handle on, you know, what or who is ABB.  From a broad prospective as you know, this is a power and automation company and the largest combination of a power and automation company in the world.  On the power side, I think it is interesting for people at Thomas & Betts and externally to understand that in power what we basically mean is the transmission or distribution of power, that we are broadly not in the power generation business, we did have that component years ago, but we sold that back in the early 2000’s or so.  And then when you look at the automation side, there is basically three components to our automation piece, which is process automation, which as the word implies, it is process automation around paper pulp, around steel mills or mining or those kinds of activities and both software and then aspects of motion to move products through, you know, those types of systems.  Then we have our discrete automation and motion business, which is basically drives and motors and robots and just basic aspects or tools of automation.  And then lastly in the case of this, and most importantly, is the low voltage products, which are basically controlled products that are used at a lower voltage in, you know, construction market, utility and industry and those places, and so then ABB also is very geographically dispersed.  An incredibly international business, in the sense of the way we are partitioned around the world between the Middle East, the Far East, Europe and the United States and are extremely international in that sense.

Malcolm:	And how would you describe the culture of ABB?

Joe:
Well, I would describe the culture of ABB as an engineering culture first of all.  It’s very systematic in the sense of how it goes about things.  It believes the best product really wins and we invest and we think that way.  When you look at customer results where customers really give us high marks on are things like understanding exactly how a product works, or how an industry works in some way, having the right technical advice and the right technical understanding.  On the contrast to that Malcolm, where we really get poor marks is being customer sensitive, reacting urgently to customer issues and those kinds of things and I think that is where obviously our net promoter score that we use to judge quality we introduced last year, has pointed those things out.  I think we are making major steps to address that.  As we look at Thomas & Betts, I think we will find out about Thomas & Betts is that they are a little different than us, they are much more market oriented and what we have and having really strong service in that sense, so I think our two cultures will help to reinforce each other and make both companies better.

Malcolm:	You highlighted the technical strengths of ABB, are there any other strengths that you would want to highlight about our company?

Joe:
I think the strength of the company also too is it really believes in the future and willing to invest for the future also.  And so you look at the cycles that ABB have been through over the years, the resilience of this company, the belief in a long term, the willingness of the investor base and the Board, they

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continue to invest in new products, in fact acquiring companies, like in this case, Thomas & Betts, they brought a portfolio, a true belief of not just the external shareholders of the company but the employees too in the business itself.  It is really refreshing, because we…in a lot of cases people put this business first, which is a really healthy aspect of our culture and I think it goes well in the sense of guaranteeing the future performance and viability of ABB.

Malcolm:	How will Thomas & Betts benefit from teaming up with ABB?

Joe:
I think first of all they will benefit because on the obvious area, Malcolm, and on the product itself in the United States is, we can give them a controlled product platform.  It will take us a while to be able to specify some of these products to make sure they meet the NEMA standards and the ANSI standards in the United States, but we will certainly do that quickly, and so there will be a broader portfolio in that sense.  The logistics capability of Thomas & Betts is terrific also, we haven’t had strong logistics, so our current low voltage business in the United States will benefit incredibly by having a strong logistics capability and be able to service customers the way they need to be serviced in the US.  I think Thomas & Betts will really benefit when you look outside of North America, and you look at our European operations, our Middle East and our Far Eastern operations in both India and China and South East Asia as you know is very strong with ABB and it is relatively weak and underscale at Thomas & Betts, and so we will be able to bring their products into those market places through channels that really would be very difficult for a company of Thomas & Betts’ size to do internationally in that sense.  And also holistically, I think it offers career opportunities that will be much broader across both companies, because we come together in that sense, so there is really terrific benefits for both the Thomas & Betts employees and the ABB employees too.

Malcolm:	What are your plans for Thomas & Betts?

Joe:
Well, obviously, you know Malcolm, as we move through closing, we have a synergy plan that we will have to put in place but our commitment is to make sure that we study Thomas & Betts and we really get to know each other as organisations very closely.  So that we can really truly understand where we can add and subtract and actually add value and synergy, and where it might be harmful in some way so not to do that.  And so our commitment to the people of Thomas & Betts is just not to run in and integrate for integrations sake.  Is it true they understand what the value proposition is on both ends of the equations and then to cautiously implement these kinds of synergistic opportunities that makes sense for both companies, in order to strengthen both companies too.

Malcolm:	Thanks very much for your time.

Joe:	Yeah, you are welcome.

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Transcription of Interview:

Tarak Mehta

Tamsayne:	Tarak, can you tell us a little bit about ABB’s Low Voltage Products division?

Tarak:
Tamsayne, ABB’s products division is made up of 22,000 employees.  In terms of the markets we cover, we are 60 to 65 percent in Europe, about 20 percent in China and the rest of the world covers the rest of the 20 percent that we roughly have.  From a product portfolio point of view, we produce a wide range of products from wiring accessories, which are electrical switches, plugs and sockets to breakers and switches which go into control and protection of electrical systems, to control products that go into automation and our OEM customers all the way up to our low voltage systems, which provide critical power distribution solutions for process industries like data centers, like chemical oil and gas, so we cover a very broad range of product portfolio focussed pretty much on low voltage electrical protection and distribution systems all over the world.

Tamsayne:	What are your plans to take Thomas & Betts’ products global?

Tarak:
I mean Thomas & Betts, when we talk to the senior managers of Thomas & Betts, what they come back time and time again is something that we take for granted, which is our fantastic reach and market access in key markets like Europe, like China, like the Middle East and South East Asia and don’t forget South America.  This is a organisation that provides Thomas & Betts and their employees and their products an instant platform for a fantastic growth opportunity because of our market access, because of our competence and the relationships with distributors, and because also we have a deep knowledge of the industry and the applications in these geographies to our roughly 20,000 employees that are all over the world where Thomas & Betts might have 1,000 employees covering the same geography, we have close to 20,000 employees, so the teaming up of Thomas & Betts and ABB will provide Thomas & Betts an excellent opportunity to grow their product portfolio and draw out this business as quickly as you can imagine.

Tamsayne:	What will happen to Thomas & Betts brand?

Tarak:
A deep and rich tradition that Thomas & Betts has, both in terms of the products, the brands, the recognition, and it is our every intention to continue with the Thomas & Betts brand name and also its key products, which are the ones that the customers love and on top of that, we would like to augment the Thomas & Betts brand name and products with, where appropriate, ABB products, because the combination will provide an interesting portfolio with a very broad scope to our common customer base.  So, we intend to continue and build on the Thomas & Betts brand and its brand products.

Tamsayne:	And what about their management team?

Tarak:
As any business, the business models are fragile.  The understanding of the business sits with the employees and the managers and we have requested, and we are very happy to report, that Thomas & Betts management team will stay intact upon closing of this transaction and we have every hope that they would stay with us for the mid to long term and that we build a business together with them.

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Tamsayne:	Tarak, do you have a special message that you would like Thomas & Betts employers to take away with them today?

Tarak:
Yes on a special day like today, I would like to extend a very warm congratulations and a thank you for the Thomas & Betts management team, its Board and a warm welcome to Thomas & Betts employees to the ABB family.  Of course, we had to wait until the transaction closes, but we look very much forward to working together with you and build a future that is both strong, prosperous and vast.  Thank you.

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FORWARD-LOOKING STATEMENTS:

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment. Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” “anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) the Company‘s and ABB‘s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB. In addition, any statements regarding Thomas & Betts‘ projected 2012 sales and earnings; the future demand for Thomas & Betts‘ products and services, including the present spending trends by our customers; and Thomas & Betts‘ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements. Such forward-looking statements are based on Thomas & Betts’ current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts Corporation and a subsidiary of ABB Ltd. In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts‘ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC‘s website, www.sec.gov, or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts’ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger when they become available.